EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2005

Energy & Engine Technology Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-32129	88-0471842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5308 West Plano Parkway, Plano, Texas 75093
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (972) 732-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Pursuant to a Bill of Sale, dated February 22, 2005, EENT has sold some of the assets of its Wind Dancer Aviation Services, Inc. subsidiary to Avjet Corporation of Burbank, CA. The purchase price was $276,203.26.

Pursuant to an amendment dated today, the Option Period set forth in the December 8, 2004 Binding Letter of Intent for the sale of EENT’s Gas Gathering System is hereby extended to March 16, 2005 in exchange for an additional $25,000 nonrefundable deposit against the $150,000 purchase price.

Pursuant to a letter agreement effective as of February 21, 2005, EENT has agreed to resell the STCs and related inventory purchased in September 2003 to Mr. RPM, LLC and RPM Management, LLC for a return of 600,000 shares of EENT stock previously issued to Mr. RPM, LLC and RPM Management, LLC. The transfer will occur when the shares of stock are returned to EENT.

Item 8.01    Other Events

On February 23, 2005, EENT repaid the February 3, 2005 loan made by Kevin W. Smyth to EENT (previously reported in a Form 8-K, dated February 9, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:	February 24, 2005	Energy & Engine Technology Corporation

By: /s/ Jolie G. Kahn
Jolie G. Kahn
General Counsel